Exhibit 99.1
Align Technology Announces Third Quarter 2022 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Company delivering on innovation roadmap; expanding geographically with first EMEA manufacturing facility; and celebrating 14 millionth Invisalign patient milestone

•Q3'22 total revenues of $890.3 million, and diluted net income per share of $0.93
•Q3’22 revenues were unfavorably impacted by foreign exchange of approximately $25.1 million sequentially and approximately $57.4 million year over year (1)
•Q3'22 operating income of $143.7 million and operating margin of 16.1%
•Q3'22 operating margin was unfavorably impacted by foreign exchange of approximately 1.6 points sequentially and approximately 3.5 points year over year (1)
•Q3'22 Clear Aligner revenues of $732.8 million and Clear Aligner volume of 577.2 thousand cases
•Q3'22 Imaging Systems and CAD/CAM Services revenues of $157.5 million

TEMPE, Ariz., October 26, 2022 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® system of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the third quarter of fiscal 2022 ("Q3'22"). Q3'22 total revenues were $890.3 million, down 8.2% sequentially and down 12.4% year-over-year. Q3'22 Clear Aligner revenues were $732.8 million, down 8.2% sequentially and down 12.5% year-over-year. Q3'22 Clear Aligner volume was down 3.6% sequentially and down 11.9% year-over-year. Q3'22 Imaging Systems and CAD/CAM Services revenues were $157.5 million, down 8.0% sequentially and down 11.7% year-over-year. Q3’22 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $21.0 million or 2.8% sequentially and approximately $47.4 million or 6.1% year over year.(1) Q3'22 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $4.1 million or 2.5% sequentially and approximately $9.9 million or 5.9% year over year.(1) Q3'22 operating income was $143.7 million resulting in an operating margin of 16.1%. Q3'22 net income was $72.7 million, or $0.93 per diluted share. On a non-GAAP basis, Q3'22 net income was $106.5 million, or $1.36 per diluted share.

Commenting on Align's third quarter results, Align Technology President and CEO Joe Hogan said, "Our third quarter results reflect continued macro-economic uncertainty and weaker consumer confidence, as well as a significant impact from unfavorable foreign exchange rates across all currencies that affect our operations. On a constant currency basis, total Q3 revenues were reduced by $25.1 million or 2.7% sequentially and $57.4 million or 6.1% year over year – one of the largest foreign exchange impacts we have ever experienced in one quarter.* We remain confident in the execution of our strategic growth drivers despite the continuing economic headwinds. In Q3, we reached our 14 millionth Invisalign patient milestone – which includes nearly 4 million teenagers and kids as young as 6 years old who have been treated with Invisalign clear aligners. Also, in Q3, teen case starts of 200
(1) Non-GAAP measure.

Align Technology Announces Third Quarter 2022 Results
thousand were up 13% sequentially and off slightly compared to Q3'21 when a record 206 thousand teenagers started Invisalign treatment. We’re also excited to be launching several new products and technologies that further enhance the Align Digital Platform™, leading the digital transformation of the practice of dentistry. During the quarter, we began to commercialize ClinCheck® Live Update software, Invisalign® Practice App, Invisalign® Personal Plan, Invisalign Smile Architect™, the Invisalign® Outcome Simulator Pro with in-face visualization, Cone Beam Computed Tomography integration with ClinCheck® software, Invisalign® Virtual Care AI software, and the iTero-exocad Connector™. These technology advancements represent an important expansion of our digital platform that we believe will help our doctor customers increase treatment efficiency and deliver superior clinical outcomes and patient experiences positioning us to drive growth when the markets inevitably rebound."
*Non-GAAP measure
Financial Summary

	Q3'22	Q2'22	Q3'21	Q/Q Change	Y/Y Change
Invisalign Case Shipments	577,170	598,990	655,150	(3.6)%	(11.9)%
GAAP
Net Revenues	$890.3M	$969.6M	$1,015.9M	(8.2)%	(12.4)%
Clear Aligner	$732.8M	$798.4M	$837.6M	(8.2)%	(12.5)%
Imaging Systems and CAD/CAM Services	$157.5M	$171.2M	$178.3M	(8.0)%	(11.7)%
Net Income	$72.7M	$112.8M	$181.0M	(35.5)%	(59.8)%
Diluted EPS	$0.93	$1.44	$2.28	($0.51)	($1.35)
Non-GAAP
Net Income	$106.5M	$157.0M	$228.6M	(32.2)%	(53.4)%
Diluted EPS	$1.36	$2.00	$2.87	($0.64)	($1.51)

As of September 30, 2022, we had over $1.1 billion in cash, cash equivalents and short-term and long-term marketable securities compared to $977.2 million as of June 30, 2022. As of September 30, 2022, we also have $300.0 million available under a revolving line of credit.

Align continues to deliver on its innovation roadmap and during Q3'22, we began to commercialize several new products and services we had previously announced would come to market in the second half of 2022, including the following:
•ClinCheck® Live Update for 3D controls enables real-time ClinCheck treatment plan modifications that improve practice productivity significantly, while also improving quality of treatment plans;
•Invisalign® Practice App provides mobile integration with the Invisalign® Doctor Site and enables doctors to manage their practice at their fingertips;
•Invisalign® Personal Plan automatically applies a doctor's specific treatment preferences for comprehensive cases, enhancing efficiency and step-changing treatment planning consistency;
•Invisalign Smile Architect™ software is designed for GP dentists to create and visualize orthodontic-restorative treatment plans for their patients using iTero digital scans, and wide-smile photo on the Invisalign Go™ platform; and
•Cone Beam Computed Tomography integration feature for ClinCheck digital treatment planning software, a user-friendly tool that combines roots, bone, and crowns into a single three-dimensional model that enables doctors to visualize a patient’s roots as part of the digital treatment planning process.

Align Technology Announces Third Quarter 2022 Results

Q3'22 Announcement Highlights

•On September 15, 2022, we announced the official opening of the first Europe, Middle East & Africa ("EMEA") manufacturing facility in Wroclaw, Poland. The new plant is Align’s third regional manufacturing facility worldwide, after Juarez, Mexico and Ziyang, China. The state-of-the-art facility serves as an operations site for Align’s EMEA business and be part of the global manufacturing of almost 1 million unique clear aligner parts per day.
•On September 28, 2022, we introduced Invisalign® Virtual Care AI software, our next generation remote monitoring solution with new artificial intelligence-assisted capabilities that streamline workflows for doctors and their staff. It includes features such as patient enrollment, setup, and review directly on the Invisalign® Doctor Site without the need to use separate standalone solutions. Invisalign Virtual Care AI software helps doctors remotely monitor Invisalign treatment progress based on their own pre-approved clinical settings and AI-assisted algorithms for Automatic Assessment calibrated to each doctor’s ClinCheck® treatment features. AI-assisted Automated Notifications, based on doctor settings, guide patients to either advance to the next aligner stage if their treatment is tracking well or to stay on their current stage for longer or to contact their doctor if their treatment is not tracking.
•On October 3, 2022, we introduced the latest release of the iTero-exocad Connector™, which integrates iTero™ intraoral camera and Near-infrared imaging ("NIRI") images within exocad DentalCAD 3.1 Rijeka software. This new integration, introduced at the exocad Insights 2022 event in Mallorca, Spain, was designed to support the goal of a seamless, end-to-end workflow for doctors and lab technicians. It optimizes design and fabrication of highly esthetic restorations by providing the ability for dental professionals to visualize the internal and external structure of teeth.

Q4'22 Stock Repurchase

•We have approximately $450.0 million remaining available for repurchase of our common stock under our May 2021 $1.0 Billion Repurchase Program.
•During Q4'22, we expect to repurchase up to $200.0 million of our common stock through either, or a combination of, open market repurchases or an accelerated stock repurchase agreement.

Align Web Cast and Conference Call

We will host a conference call today, October 26, 2022, at 4:30 p.m. ET, 1:30 p.m. PT, to review our third quarter 2022 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 844-200-6205 with access code 246060. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 866-813-9403 with access code 119351. For international callers, please dial 929-458-6194 and use the same access code referenced above. The telephonic replay will be available through 5:30 p.m. ET on November 9, 2022.

About Non-GAAP Financial Measures

Align Technology Announces Third Quarter 2022 Results

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, deferred tax asset amortization related to intra-entity transfer of intangible assets, acquisition-related costs, and arbitration award gain, and, if applicable, any associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 234 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity

Align Technology Announces Third Quarter 2022 Results
worldwide. Over the past 25 years, Align has helped doctors treat 14 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform, Smile Architect, Invisalign Go, and ClinCheck are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our business strategies and our confidence regarding execution of those strategies, market opportunities, factors, events and circumstances impacting macro-economic conditions and predictability, consumer confidence, inflation and foreign currency exchange rates, our beliefs regarding the impact of new products and innovations, and our positioning and ability to lead the digital transformation of dentistry. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and wages, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine;
•the impact of the COVID-19 pandemic and its variants on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and research and development activities inside and outside of Russia;

Align Technology Announces Third Quarter 2022 Results
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission ("SEC") on February 25, 2022 and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the SEC on August 4, 2022. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues	$890,348	$1,015,906	$2,833,120	$2,921,485
Cost of net revenues	271,179	260,750	817,046	730,693
Gross profit	619,169	755,156	2,016,074	2,190,792
Operating expenses:
Selling, general and administrative	398,547	428,409	1,264,402	1,257,445
Research and development	76,966	65,587	221,738	177,839
Total operating expenses	475,513	493,996	1,486,140	1,435,284
Income from operations	143,656	261,160	529,934	755,508
Interest income and other income (expense), net:
Interest income	1,685	401	2,607	2,427
Other income (expense), net	(22,700)	427	(48,805)	34,476
Total interest income and other income (expense), net	(21,015)	828	(46,198)	36,903
Net income before provision for income taxes	122,641	261,988	483,736	792,411
Provision for income taxes	49,941	81,019	163,938	211,352
Net income	$72,700	$180,969	$319,798	$581,059

Net income per share:
Basic	$0.93	$2.29	$4.08	$7.36
Diluted	$0.93	$2.28	$4.07	$7.29
Shares used in computing net income per share:
Basic	78,093	78,904	78,408	78,971
Diluted	78,237	79,516	78,652	79,677

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2022	December 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$1,044,523	$1,099,370
Marketable securities, short-term	46,242	71,972
Accounts receivable, net	859,629	897,198
Inventories	320,903	230,230
Prepaid expenses and other current assets	229,283	195,305
Total current assets	2,500,580	2,494,075

Marketable securities, long-term	50,256	125,320
Property, plant and equipment, net	1,199,880	1,081,926
Operating lease right-of-use assets, net	116,031	121,257
Goodwill	377,616	418,547
Intangible assets, net	91,711	109,709
Deferred tax assets	1,524,584	1,533,767
Other assets	52,144	57,509

Total assets	$5,912,802	$5,942,110

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$138,918	$163,886
Accrued liabilities	383,618	607,315
Deferred revenues	1,286,867	1,152,870
Total current liabilities	1,809,403	1,924,071

Income tax payable	127,059	118,072
Operating lease liabilities	96,694	102,656
Other long-term liabilities	185,024	174,597
Total liabilities	2,218,180	2,319,396

Total stockholders’ equity	3,694,622	3,622,714

Total liabilities and stockholders’ equity	$5,912,802	$5,942,110

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$424,025	$899,695

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(157,506)	(255,719)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(301,498)	(356,759)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(20,422)	(10,241)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(55,401)	276,976
Cash, cash equivalents, and restricted cash at beginning of the period	1,100,139	961,474
Cash, cash equivalents, and restricted cash at end of the period	$1,044,738	$1,238,450

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2021	2021	2021	2021	2022	2022	2022
Invisalign Average Selling Price (ASP)	$1,195	$1,185	$1,195	$1,200	$1,250	$1,220	$1,150

Number of Invisalign Doctors Cases Were Shipped To	78,605	83,465	85,500	83,540	82,440	82,275	84,410

Invisalign Doctor Utilization Rates*:
North America	9.1	9.9	9.8	9.3	9.2	9.3	8.9
North American Orthodontists	26.8	29.4	29.7	26.9	26.8	26.8	25.9
North American GP Dentists	4.8	5.3	5.0	5.1	5.0	5.1	4.8
International	6.8	7.1	6.5	6.8	6.4	6.4	6.0
Total Utilization Rates**	7.6	8.0	7.7	7.6	7.3	7.3	6.8

Clear Aligner Revenue Per Case Shipment***:	$1,265	$1,265	$1,280	$1,290	$1,350	$1,335	$1,270

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2021	2021	2021	2021	2021	2022	2022	2022
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,306	$1,418	$1,451	$1,458	$5,633	$1,514	$1,614	$1,651
SBC included in Operating Expenses	25,935	27,437	26,951	28,380	108,703	30,107	32,526	31,267
Total SBC	$27,241	$28,855	$28,402	$29,838	$114,336	$31,621	$34,140	$32,918

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2022	June 30, 2022	Impact % of Revenue
GAAP net revenues	$890,348	$969,553
Constant currency impact (1)	25,072		2.7%
Constant currency net revenues (1)	$915,420

GAAP Clear Aligner net revenues	$732,837	$798,398
Clear Aligner constant currency impact (1)	20,957		2.8%
Clear Aligner constant currency net revenues (1)	$753,794

GAAP Imaging Systems and CAD/CAM Services net revenues	$157,511	$171,155
Imaging Systems and CAD/CAM Services constant currency impact (1)	4,115		2.5%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$161,626

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2022	2021	Impact % of Revenue
GAAP net revenues	$890,348	$1,015,906
Constant currency impact (1)	57,383		6.1%
Constant currency net revenues (1)	$947,731

GAAP Clear Aligner net revenues	$732,837	$837,593
Clear Aligner constant currency impact (1)	47,445		6.1%
Clear Aligner constant currency net revenues (1)	$780,282

GAAP Imaging Systems and CAD/CAM Services net revenues	$157,511	$178,313
Imaging Systems and CAD/CAM Services constant currency impact (1)	9,938		5.9%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$167,449

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator). Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2022	June 30, 2022
GAAP gross profit	$619,169	$687,559
Constant currency impact on net revenues	25,072
Constant currency gross profit	$644,241

	Three Months Ended
	September 30, 2022	June 30, 2022
GAAP gross margin	69.5%	70.9%
Gross margin constant currency impact (1)	0.8
Constant currency gross margin (1)	70.3%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2022	2021
GAAP gross profit	$619,169	$755,156
Constant currency impact on net revenues	57,383
Constant currency gross profit	$676,552

	Three Months Ended September 30,
	2022	2021
GAAP gross margin	69.5%	74.3%
Gross margin constant currency impact (1)	1.8
Constant currency gross margin (1)	71.3%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2022 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2022	June 30, 2022
GAAP income from operations	$143,656	$188,196
Income from operations constant currency impact (1)	18,279
Constant currency income from operations (1)	$161,935

	Three Months Ended
	September 30, 2022	June 30, 2022
GAAP operating margin	16.1%	19.4%
Operating margin constant currency impact (2)	1.6
Constant currency operating margin (2)	17.7%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2022	2021
GAAP income from operations	$143,656	$261,160
Income from operations constant currency impact (1)	42,235
Constant currency income from operations (1)	$185,891

	Three Months Ended September 30,
	2022	2021
GAAP operating margin	16.1%	25.7%
Operating margin constant currency impact (2)	3.5
Constant currency operating margin (2)	19.6%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP gross profit	$619,169	$755,156	$2,016,074	$2,190,792
Stock-based compensation	1,651	1,451	4,779	4,175
Amortization of intangibles (1)	2,644	2,354	7,524	6,704
Non-GAAP gross profit	$623,464	$758,961	$2,028,377	$2,201,671

GAAP gross margin	69.5%	74.3%	71.2%	75.0%
Non-GAAP gross margin	70.0%	74.7%	71.6%	75.4%

GAAP total operating expenses	$475,513	$493,996	$1,486,140	$1,435,284
Stock-based compensation	(31,267)	(26,951)	(93,900)	(80,323)
Amortization of intangibles (1)	(825)	(960)	(2,607)	(2,735)
Acquisition-related costs (2)	—	—	—	(104)
Non-GAAP total operating expenses	$443,421	$466,085	$1,389,633	$1,352,122

GAAP income from operations	$143,656	$261,160	$529,934	$755,508
Stock-based compensation	32,918	28,402	98,679	84,498
Amortization of intangibles (1)	3,469	3,314	10,131	9,439
Acquisition-related costs (2)	—	—	—	104
Non-GAAP income from operations	$180,043	$292,876	$638,744	$849,549

GAAP operating margin	16.1%	25.7%	18.7%	25.9%
Non-GAAP operating margin	20.2%	28.8%	22.5%	29.1%

GAAP total interest income and other income (expense), net	$(21,015)	$828	$(46,198)	$36,903
Arbitration award gain (3)	—	—	—	(43,403)
Non-GAAP total interest income and other income (expense), net	$(21,015)	$828	$(46,198)	$(6,500)

GAAP net income before provision for income taxes	$122,641	$261,988	$483,736	$792,411
Stock-based compensation	32,918	28,402	98,679	84,498
Amortization of intangibles (1)	3,469	3,314	10,131	9,439
Acquisition-related costs (2)	—	—	—	104
Arbitration award gain (3)	—	—	—	(43,403)
Non-GAAP net income before provision for income taxes	$159,028	$293,704	$592,546	$843,049

Align Technology Announces Third Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP provision for income taxes	49,941	$81,019	$163,938	$211,352
Tax impact on non-GAAP adjustments	3,300	6,605	18,405	19,978
Tax related non-GAAP items (4)	(682)	(22,494)	(21,916)	(57,339)
Non-GAAP provision for income taxes	$52,559	$65,130	$160,427	$173,991

GAAP effective tax rate	40.7%	30.9%	33.9%	26.7%
Non-GAAP effective tax rate	33.1%	22.2%	27.1%	20.6%

GAAP net income	$72,700	$180,969	$319,798	$581,059
Stock-based compensation	32,918	28,402	98,679	84,498
Amortization of intangibles (1)	3,469	3,314	10,131	9,439
Acquisition-related costs (2)	—	—	—	104
Arbitration award gain (3)	—	—	—	(43,403)
Tax impact on non-GAAP adjustments	(3,300)	(6,605)	(18,405)	(19,978)
Tax related non-GAAP items (4)	682	22,494	21,916	57,339
Non-GAAP net income	$106,469	$228,574	$432,119	$669,058

GAAP diluted net income per share	$0.93	$2.28	$4.07	$7.29
Non-GAAP diluted net income per share	$1.36	$2.87	$5.49	$8.40

Shares used in computing diluted net income per share	78,237	79,516	78,652	79,677

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    Acquisition-related costs for professional fees related to our 2020 exocad acquisition
(3)    Gain from the SDC arbitration award regarding the value of Align's capital account balance
(4)    Amortization and related adjustments to the benefit from the transferred intangible assets of our Swiss entity

Refer to "About Non-GAAP Financial Measures" section of press release.